UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2005.

MAGNUS INTERNATIONAL RESOURCES INC. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	333-74992 (Commission File Number)	98-0351859 (IRS Employer Identification No.)

101 Convention Center Drive, 7th Floor Las Vegas, Nevada (Address of principal executive offices)	89109 (Zip Code)

Registrant's telephone number, including area code (888) 888-1494

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 26, 2005, Magnus International Resources Inc. (the “Company”) entered into a Letter  Agreement (the “Letter Agreement”) to acquire 100% of the issued and outstanding shares of Golden River Resources Corp., a private British Columbia company (“Golden River”), which is currently participating in a Co-operative Joint Venture pursuant to an agreement dated August 29, 2003 (the “Joint Venture”), between Golden River and Brigade 209 of the Nuclear Industry of Yunnan Province, People’s Republic of China (“Team 209”).

Under the Joint Venture, Golden River and Team 209 have formed a sino-foreign joint venture company, Yunnan Western Mining Ltd. (“Western Mining”).  The Joint Venture gives Golden River the right to earn a 90% interest in two mineral exploration licenses comprising approximately 147 square kilometers.  These licenses are located in the Luxi Gold Belt in the western part of Yunnan Province, People’s Republic of China, known as the Mangshi Property.

The Joint Venture also grants exploration rights to Golden River for mineralization within the Maiwoba and Guoyuan Mining Licenses below the 1060m and 1110m elevations, respectively.  Both the Maiwoba and Guoyuan Mining Licenses are located within one of the larger exploration licenses and both are currently producing gold through small heap leach operations.  The Company is not acquiring an interest in the heap leach operations through this Letter Agreement but is currently in negotiations with Team 209 to acquire such an interest in the future.

Pursuant to the Letter Agreement, the Company will acquire 100% of the shares of Golden River from First Fortune Investments, Inc. (“First Fortune”) (TSX Venture Exchange - FRF) for a total consideration of up to US$400,000.  The Company agrees to put US$400,000 in trust with its legal counsel, of which up to US$100,000 will be released directly to Team 209 on behalf of First Fortune for Golden River’s outstanding debt owing to Team 209 with respect to operating costs of Western Mining to date.  Furthermore, US$200,000 is to be released to First Fortune upon receipt of all necessary government approvals having been received by Team 209 and Golden River with respect to: (a) the transfer of 100% of the shares of Golden River to the Company; and (b) for certain amendments to the Joint Venture and specifically allowing the Company additional time to make certain required capital contributions under the Joint Venture.  Moreover, under the Letter Agreement the Company has also agreed to pay US$100,000 to First Fortune on or before the day that is 12 months from the closing date of the Letter Agreement, which is to be a day on or before the third day after the government approvals and amendments to the Joint Venture have been satisfied.

Upon closing of the Letter Agreement, the Company will assume all of Golden River’s obligations and benefits under the terms of the Joint Venture.  The terms of the Joint Venture will require the Company to expend, through its subsidiary Golden River, a total of US$3,010,000 on the area covered by the two Exploration Licenses over a period of roughly four years.  The amended Joint Venture, if approved, will require the following capital contributions by the following dates: US$200,000 to be paid in by December 31, 2005; US$300,000 to be paid in by July 31, 2006; US$1,000,000 to be paid in by December 31 2007; and US$1,510,000 to be paid in by December 31, 2009.  Increments of 30% interest in Western Mining shall be earned for every aggregate of US$1,000,000 contributed by the Company.  Team 209 will retain a carried interest of 10% in Western Mining upon the completion of the contributions by the Company of the aggregate total of US$3,010,000.  Further contributions by the Company beyond US$3,010,000 will not dilute the 10% carried interest of Team 209.

Ruben S. Verzosa, P. Eng, prepared a Report on the property dated October 27, 2003, pursuant to Canadian National Instrument 43-101, which will be available on the Company’s website located at www.magnusresources.com.  Mr. Verzosa is a qualified person as defined by National Instrument 43-101 in Canada and is a member of the Association of Professional Engineers and Geoscientists of British Columbia.  He has 35 years of work experience in the mineral exploration and mining industry with companies such as Teck Corporation, Denison Mines Ltd, Peso Silver Mines Ltd, Highland Bell Mines Ltd, and Mobil Oil Philippines Inc.

The Joint Venture exploration licenses comprising the Mangshi Property include six gold prospects within the so-called Luxi Gold Belt.  The Luxi Gold Belt is characterized by numerous gold occurrences along a 40km northeasterly geological trend in western Yunnan Province.  The Mangshi Property is located 25km southwest of Luxi City, a regional center of approximately 300,000 people and accessible by road and air transportation from several major destinations in China.

The Mangshi Property covers part of a much larger area explored in the middle 1990’s by Southern China Gold Ltd. using regional and detailed soil and rock geochemistry, trenching, and test pitting.  With the exception of three small gold heap leach operations (the Guang Ling Po, Maiwoba and Guoyuan Mining Leases), the surrounding area has remained idle and open to acquisition until May 2003 when Team 209 acquired the two exploration licenses comprising the Mangshi Property.  Based on the results of previous surveys, Team 209 selected ground that contained a gold soil anomaly extending some 12km along a northeasterly structural trend. Several test pits of up to 20 meters were dug on the various prospects of which, in the heap leach operations areas, there are 284.

As a result of this comprehensive exploration program, at least six gold prospects have been identified within the soil anomaly, of which the Molingba and Yang Shi Shan are the more advanced, and are where previous trenching and test pitting confirmed significant gold occurrences.  No systematic drilling has been carried out on any of these anomalies.  These areas are the focus of the Company’s immediate exploration interest.

The Mangshi Property is chiefly underlain by a Permian dolomitic limestone and Triassic to Jurassic sedimentary units juxtaposed by northeasterly and generally west-dipping normal and reverse faults.  There appears to be two styles of gold mineralization at the Mangshi Property.  The gold at the three heap leach operations occur as fine particles in silicified and clay-altered clasts in a breccia-like flat-lying unit at the contact of Pemian dolomitic limestone and Jurassic sandstone.  The thickness of the breccia unit ranges up to 30 metres. The other style of mineralization comprises pyrite and gold in dominantly silicified and clay-altered fine grained Jurassic sandstone.  This latter style of gold mineralization is deemed more significant as it bears resemblance to similar sedimentary rock-hosted gold deposits in neighboring Gizhou Province, which are considered of the “Carlin type” gold deposition model.  The Maiwoba and the Guoyan mining leases are inside the Mangshi Property where Golden River has the exploration rights below the 1060m and 1110m elevations, respectively.

Following regulatory and government approvals, the Company intends to begin a two-phased exploration program at the Mangshi Property.  The first phase is expected to include geological mapping, geochemistry, trenching and test-pitting to be followed by a second phase consisting primarily of diamond drilling.

ITEM 8.01  OTHER EVENTS

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press releases attached hereto as Exhibit 99.1, Exhibit 99.2, Exhibit 99.3, Exhibit 99.4 and Exhibit 99.5.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Letter Agreement between the Company and First Fortune, dated July 26, 2005.
10.2	Co-operative Joint Venture between Golden River and Team 209, dated August 29, 2003.
99.1	Press Release dated June 2, 2005.
99.2	Press Release dated July 20, 2005.
99.3	Press Release dated July 27, 2005.
99.4	Press Release dated Aug. 3, 2005.
99.5	Press Release dated Aug. 3, 2005.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 10, 2005

                                                                        MAGNUS INTERNAIONAL RESOURCES INC.

                                                                        By:       /s/ Graham Taylor
                                                                        Name:  Graham Taylor
                                                                        Title:     President and Director

EXHIBIT INDEX

Number	Exhibit	Sequential Page Number
10.1	Letter Agreement between the Company and First Fortune, dated July 26, 2005.	7
10.2	Co-operative Joint Venture between Golden River and Team 209, dated August 29, 2003.	11
99.1	Press Release dated June 2, 2005.	47
99.2	Press Release dated July 20, 2005.	49
99.3	Press Release dated July 27, 2005.	52
99.4	Press Release dated Aug. 3, 2005.	53
99.5	Press Release dated Aug. 3, 2005.	55